EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 18, 2005, except for Note 15 as to which the date is September 20, 2005, relating to the financial statements of lkanos Communications, Inc., which appears in lkanos Communications, Inc.’s Registration Statement on Form S-1 (No. 333-116880) dated September 21, 2005.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 27, 2005